Exhibit 99.1

Surf Air Mobility Reports Second Quarter 2026 Financial Results, Meeting Revenue and Adjusted EBITDA Guidance

Second Quarter Revenue of $29.5 Million, Driven By Over 100% Year-Over-Year Increase In Surf On Demand Private Charter Revenue, At the High End of the Guidance Range of $27 Million to $30 Million

Second Quarter Adjusted EBITDA Loss of $10.5 Million, Within the Guidance Range of $10.5 Million to $8.5 Million

Signed First SurfOS Enterprise Software Contract with Wheels Up and Expanded Partnership with Palantir Technologies

Reduced Existing Convertible Note Principal by 64% and Lowered Monthly Cash Amortization Payments by Up to 50%

Company Reaffirms Full Year 2026 Guidance and Issues Third Quarter 2026 Guidance

LOS ANGELES, CA - August 10, 2026 - Surf Air Mobility Inc. (NYSE: SRFM) ("Surf Air Mobility" or the "Company"), a leading air mobility platform, today reported financial results for the second quarter ended June 30, 2026, and provided a progress update for the Company's airline operations, Surf On Demand private charter, and SurfOS software businesses.

Deanna White, Chief Executive Officer of Surf Air Mobility, said: "The second quarter was strong. We delivered revenue at the high end of our guidance range and Adjusted EBITDA within our range, and we did so during one of the most volatile fuel cost environments the industry has experienced. Over the last year and a half, our Transformation Plan has focused on foundational work: building SurfOS, lowering our cost structure, rationalizing our route network, modernizing our fleet, and restructuring our balance sheet. As we shift our focus to the Expansion Phase of the plan, we believe the Company is now positioned to pursue revenue growth and improved profitability simultaneously."

Exhibit 99.1

Q2 2026 Financial Results

Revenue

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Total revenue of $29.5 million was at the high end of the Company's guidance range of $27 million to $30 million, an 8% year-over-year increase and a 15% increase compared to the first quarter of 2026
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Scheduled service revenue of $17.4 million, a 19% year-over-year decrease reflecting the continued rationalization of the Company's route network
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Surf On Demand private charter revenue of $12.1 million, a 101% increase compared to the same period of the prior year, with departures increasing approximately 67% compared to the second quarter of 2025

Net Loss

Net loss was $28.1 million for the second quarter of 2026 compared to net loss of $28 million in the prior year period. Net loss for both periods included investment in R&D for technology initiatives, stock-based compensation, transaction costs and other non-recurring items.

Adjusted EBITDA

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Adjusted EBITDA loss of $10.5 million, within the Company's guidance range of a $10.5 million to $8.5 million
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Results reflect elevated fuel costs and weather-related cancellations in Hawaii, offset by cost controls across airline operations and the more cost-efficient development of SurfOS

Q2 2026 Business Highlights

SurfOS Software

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Announced Wheels Up as the launch customer for Enterprise BrokerOS, Surf Air Mobility’s first SurfOS enterprise software contract, worth up to $12 million over the initial three-year contract term.
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Expanded the Company's partnership with Palantir Technologies Inc., increasing engineering resources and adding business development and commercial go-to-market resources with experience in aviation, transportation, and logistics. These resources participate directly in the SurfOS enterprise sales process.

Exhibit 99.1

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Deployed new SurfOS features during the quarter, including crew reserve optimization, fuel tracking, AI-enabled charter price recommendations, and AI-enabled charter supply sourcing.
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Showcased BrokerOS at Palantir's AIPCon 10 in June, highlighting the intelligence features and AIP-powered tools embedded within the software.
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Finalized plans to commercially launch OperatorOS and OwnerOS in the fourth quarter of 2026.

Airline Operations

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Ended the quarter at a controllable completion factor of 98%, on-time arrivals of 88%, and on-time departures of 83%.
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Mokulele Airlines revenue increased approximately 7% year-over-year and approximately 15% compared to the first quarter of 2026, with more than 10,000 departures in the quarter, a 3% year-over-year increase.
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Took delivery of two new Cessna Caravan aircraft, positioning the Company's newest aircraft on high value routes.
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Productivity gains from OperatorOS offset much of the revenue impact of route rationalization and the cost impact of increased fuel prices. The fuel optimization module now reconciles fuel records against vendor invoicing and tracks actual burn against plan, while the crew reserve module calculates demand-adjusted reserve requirements by base, and the Company expects these improvements to persist into the future.
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Completed implementation of the Company's Safety Management System (“SMS”) one year ahead of the FAA's mandate. Southern Airways Express is one of only nine Part 135 commuter operators in the country with an operational SMS.

Surf On Demand Private Charter

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Second quarter of 2026 was the highest revenue and highest flight volume quarter since inception for the Surf On Demand private charter business.
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Private charter revenue increased 101% in the second quarter of 2026 compared to the same period in 2025, and nearly doubled in the first half of 2026 compared to the same period in 2025.
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Revenue per flight increased 25% in the second quarter of 2026 compared to the same period in 2025, reflecting continued mix shift toward larger aircraft categories and longer flights.

Exhibit 99.1

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Powered by Surf On Demand, the Company's independent broker program, has attracted more than 500 applications from around the world since launch and continues to onboard experienced charter professionals each month. The program has generated more than $2.5 million in revenue since launch and is gross margin positive.
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New revenue lines, including Cargo, Wholesale, and Powered by Surf On Demand, contributed approximately 14% of On Demand private charter revenue in the first half of 2026, all of which is gross margin positive.
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Added an additional preferred wholesale partner with capacity utilization at 100%.
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Achieved ARGUS Certified Charter Broker accreditation for Surf On Demand private charter.

Electrification

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In June 2026, BETA Technologies began landmark electric aircraft cargo demonstration flights across the Hawaiian Islands using the ALIA CTOL aircraft, with Hawaiian Airlines’ support.
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Surf Air Mobility intends to be the first Part 135 operator to commercialize electric passenger flights for scheduled service and plans to establish a factory-authorized service center for BETA aircraft in Hawaii.

Corporate

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Announced the election of Shawn Pelsinger as Chairman of the Board of Directors, effective July 24, 2026, following Carl Albert's transition to Chairman Emeritus.

Financing Transactions

In July 2026, the Company announced two financing transactions designed to strengthen its balance sheet and reduce future shareholder dilution.

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The Company refinanced its existing senior secured convertible note, bifurcating the principal into a new $17 million convertible note due 2027 and a new $30 million non-convertible senior secured term note due 2028. The Company reduced its existing convertible note principal by 64% and lowered monthly cash amortization payments by up to 50%. The new $30 million term note is non-convertible and does not amortize or accrue interest until January 2027.

Exhibit 99.1

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The Company entered into a new $21.6 million asset-backed loan secured against new and existing aircraft. The loan funded in two tranches, and the Company expects a second funding of $14 million to occur in August 2026.
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The Company has reduced total debt by approximately 50% over the last year and extended its debt maturities.

Oliver Reeves, Chief Financial Officer of Surf Air Mobility, said: "The combination of our operating improvements and reduced amortization allows us to approach our go-forward capital needs from a position of strength. As we exit a heavier capital expenditure cycle, we expect free cash flow conversion to improve."

Financial Outlook

Surf Air Mobility is providing the following financial guidance for the third quarter and reaffirming its guidance for the full year 2026:

Third Quarter 2026

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Revenue in the range of $35.5 million to $37.5 million. These expectations reflect continued growth in On Demand private charter revenue and the seasonal strength of scheduled service operations.
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Adjusted EBITDA loss in the range of $7 million to $4 million, which excludes the impact of stock-based compensation, changes in fair value of financial instruments, and transaction and restructuring expenses.

Full Year 2026

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Revenue in the range of $128 million to $138 million, representing a 20% to 30% increase compared to 2025.
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Adjusted EBITDA loss in the range of $30 million to $25 million, an approximate 40% improvement from prior guidance of a $50 million to $40 million loss.

The Company expects Adjusted EBITDA loss to narrow further in the fourth quarter of 2026. For the second half of 2026, the Company expects its airline operations to be the most profitable area of its business, reflecting the investments made in fleet modernization and the operational efficiencies enabled by OperatorOS.

Exhibit 99.1

Conference Call

Surf Air Mobility will host a conference call today at 5:00pm ET. Interested parties can register in advance to listen to the webcast here or can find a link on the 'Events & Presentations' section of our investor relations website.

Alternatively, listeners may dial into the call as follows:
United States (Local): +1 585 542 9983

United States (Toll-Free): +1 833 461 5787

International Dial-Ins

Meeting ID: 151 047 924

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based air mobility platform. With its AI-enabled SurfOS software and electrification programs, Surf Air Mobility provides technology designed to support the modernization of air operations and the adoption of next-generation aircraft. The Company currently operates one of the largest commuter airlines in the United States by scheduled departures, which provides operational scale and real-world operating data to validate and deploy its software. Together, these capabilities position Surf Air Mobility as a leader shaping a more efficient, connected, and accessible future for aviation.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air Mobility’s profitability and future financial results and its ability to achieve its business objectives. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of its advanced air mobility

Exhibit 99.1

software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.

Surf Air Mobility Media Contacts
Press: press@surfair.com
Investors: investors@surfair.com

Exhibit 99.1

Footnotes

Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Adjusted EBITDA is a supplemental measure of Surf Air Mobility’s performance that is not required by, or presented in accordance with, U.S. GAAP. Adjusted EBITDA is not a measurement of Surf Air Mobility’s financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with U.S. GAAP. Surf Air Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Surf Air Mobility presents Adjusted EBITDA because it considers this measure to be an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in its industry. Management believes that investors’ understanding of Surf Air Mobility’s performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing its ongoing results of operations.

Exhibit 99.1

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
Assets:
Current assets:
Cash	$18,429	$12,672
Accounts receivable, net	4,777	3,929
Prepaid expenses and other current assets	18,130	14,320
Total current assets	41,336	30,921
Restricted cash	55	10,091
Property and equipment, net	52,382	45,595
Intangible assets, net	18,600	20,067
Operating lease right-of-use assets	14,500	12,510
Finance lease right-of-use assets	661	809
Other assets	13,197	11,688
Total assets	$140,731	$131,681
Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$22,148	$18,437
Accrued expenses and other current liabilities	41,961	47,702
Deferred revenue	30,163	17,924
Current maturities of long-term debt	12,585	2,712
Operating lease liabilities, current	4,271	3,636
Finance lease liabilities, current	281	277
SAFE notes at fair value, current	3	5
Convertible notes at fair value, current	44,651	42,274
Due to related parties, current	1,719	643
Total current liabilities	157,782	133,610
Long-term liabilities:
Long-term debt, net of current maturities	10,007	14,389
Convertible notes at fair value, long term	1,042	25,183
Operating lease liabilities, long term	10,434	8,714
Finance lease liabilities, long term	532	670
Due to related parties, long term	2,100	100
Other long-term liabilities	1,291	3,872
Total liabilities	$183,188	$186,538
Commitments and contingencies:
Shareholders’ deficit:
Preferred Stock, $0.0001 par value; 50,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value; 800,000,000 shares authorized as of both June 30, 2026 and December 31, 2025; 119,137,993 shares issued and outstanding as of June 30, 2026 and 73,082,025 shares issued and outstanding as of December 31, 2025	12	7
Additional paid-in capital	793,925	733,135
Accumulated deficit	(836,394)	(787,999)
Total shareholders’ deficit	$(42,457)	$(54,857)
Total liabilities and shareholders’ deficit	$140,731	$131,681

Exhibit 99.1

Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2026 and 2025: (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$29,509	$27,431	$55,122	$50,937
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization	29,447	24,058	55,393	48,764
Technology and development	1,781	2,734	4,226	5,414
Sales and marketing	3,136	1,501	5,102	3,154
General and administrative	11,488	12,628	17,547	23,514
Depreciation and amortization	2,455	2,441	5,007	4,589
Total operating expenses	48,307	43,362	87,275	85,435
Operating loss	$(18,798)	$(15,931)	$(32,153)	$(34,498)
Other income (expense):
Changes in fair value of financial instruments carried at fair value, net	$(6,794)	$(7,753)	$(10,407)	$(2,357)
Interest expense	(1,239)	(3,766)	(2,463)	(7,661)
Gain on extinguishment of debt	—	—	—	39
Other expense, net	(1,355)	(612)	(3,464)	(2,104)
Total other expense, net	$(9,388)	$(12,131)	$(16,334)	$(12,083)
Loss before income taxes	(28,186)	(28,062)	(48,487)	(46,581)
Income tax benefit	53	64	92	117
Net loss	$(28,133)	$(27,998)	$(48,395)	$(46,464)
Net loss per share applicable to common shareholders, basic and diluted	$(0.29)	$(1.34)	$(0.55)	$(2.46)
Weighted-average number of common shares used in net loss per share applicable to common shareholders, basic and diluted	98,388,335	20,902,901	87,673,959	18,925,445

Exhibit 99.1

Unaudited Non-GAAP Financial Measures; Reconciliation of Net Loss to Adjusted EBITDA for the Three and Six Months Ended June 30, 2026 and 2025 (in thousands):

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2026	2025	2026	2025
Net Loss	(28,133)	(27,998)	(48,395)	(46,464)
Addback:
Depreciation and amortization	2,455	2,441	5,007	4,589
Interest expense	1,239	3,766	2,463	7,661
Income tax expense (benefit)	(53)	(64)	(92)	(117)
Stock-based compensation expense (1)	2,743	3,810	4,131	5,689
Changes in fair value of financial instruments (2)	6,794	7,753	10,407	2,357
Gain on extinguishment of debt	-	-	-	(39)
Transaction costs (3)	-	-	1,608	-
Incentive plan accruals (4)	2,500	-	(425)	-
Restructuring costs and other (5)	1,964	751	2,465	2,431
Adjusted EBITDA	(10,491)	(9,541)	(22,831)	(23,893)

(1) Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards.

(2) Represents fluctuations in the fair value of financial instruments carried at fair value. The fair values of the convertible notes, derivative instruments, and liability classified warrants were based on the values of the notes, warrants, and derivatives modelled using third party participant assumptions.

(3)Represents direct, uncapitalized, costs associated with the closing of debt and equity transactions, including accounting, legal, and advisory costs.
(4)Represents accruals and reversals of amounts under short-term incentive plans, for which the achievement of adjusted EBITDA metrics is a consideration.

(5)Represents identified costs specific to the Company’s Transformation Plan, inclusive of the relocation of the Company's operations center, the exiting of unprofitable routes, and exiting of the Company's PC-12 fleet, as well as losses on the disposal of owned aircraft and finance charges associated with non-debt payables.